Exhibit 4.1



                                     WARRANT
                           to Purchase Common Stock of
                                Optionable, Inc.















                                                   Warrant No. 0001
                                                   Original Issue
                                                   Date:  April 10, 2007


THIS WARRANT IS NON TRANSFERABLE OTHER THAN TO A WHOLLY OWNED SUBSIDIARY OR OTHER AFFILIATE OF NYMEX.

A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE CORPORATION OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS WILL BE FURNISHED BY THE CORPORATION, WITHOUT CHARGE, TO EACH WARRANTHOLDER WHO SO REQUESTS, UPON REQUEST TO THE SECRETARY OF THE CORPORATION.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN INVESTOR RIGHTS AGREEMENT DATED APRIL 10, 2007. A COPY OF SUCH INVESTOR RIGHTS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE CORPORATION TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES OF COMMON STOCK OF OPTIONABLE, INC. UNDERLYING THIS WARRANT ARE SUBJECT TO A REGISTRATION RIGHTS AGREEMENT DATED APRIL 10, 2007. A COPY OF SUCH REGISTRATION RIGHTS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE CORPORATION TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

                                                                Warrant No. 0001
                                     Warrant

              to Purchase Such Number of Shares of Common Stock of

                                Optionable, Inc.

So as to Increase NYMEX Holdings, Inc.'s Ownership of Optionable, Inc. to an Amount Not to Exceed 40% of the then Outstanding Common Stock of Optionable, Inc. on a Fully Diluted Basis (Based on the Assumption that NYMEX Holdings, Inc. had Retained Ownership of 10,758,886 Shares of the Common Stock of Optionable, Inc. Originally Purchased by NYMEX Holdings, Inc. Pursuant to the Stock and Warrant Purchase Agreement, (as Defined Herein) Plus all Shares of Warrant Stock (as Defined Herein) Acquired upon Exercise of this Warrant from Time to Time

         THIS IS TO CERTIFY THAT NYMEX Holdings, Inc., a Delaware corporation ("NYMEX"), or its permitted assigns, is entitled, at any time and from time to time prior to the Expiration Date (as defined herein) to purchase from Optionable, Inc., a Delaware corporation (the "Company"), such shares of Common Stock (as defined herein) so as to increase NYMEX's ownership of the Company's Common Stock to an amount not to exceed forty percent (40%) of the Company's then outstanding Common Stock on a fully diluted basis (based on the assumption that NYMEX had retained all of the Purchased Shares (as defined herein) plus, all shares of Warrant Stock (as defined herein) acquired upon exercise of this Warrant from time to time), at a purchase price of $4.30 per share (the initial "Exercise Price", subject to adjustment as provided herein).

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1.       DEFINITIONS

         As used in this Warrant, the following terms have the respective meanings set forth below:

         "Affiliate" of any Person means any other Person which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "control" (including the terms "controlling," "controlled by" and "under common control with") as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding anything to the contrary herein, none of (i) the Holder (and its Affiliates) nor (ii) any of the individual Founders (and their Affiliates) shall be deemed to be an Affiliate of any other.

         "Appraisal Procedure" means the following procedure to determine the fair market value, as to any security, for purposes of the definition of "Fair Market Value" or the fair market value, as to any other property (in either case, the "Valuation Amount"). The Valuation Amount shall be determined in good faith jointly by the Board of Directors and NYMEX, as representative of the Holders; provided, however, that if such parties are not able to agree on the Valuation Amount within a reasonable period of time (not to exceed twenty (20) Business Days), the Valuation Amount shall be determined by an investment banking firm of national reputation, which firm shall be reasonably acceptable to the Board of Directors and NYMEX. If the Board of Directors and NYMEX are unable to agree upon an acceptable investment banking firm within ten (10) days after the date either party proposed that one be selected, the investment banking firm will be selected by an arbitrator located in New York City, New York, selected by the American Arbitration Association (or if such organization ceases to exist, the arbitrator shall be chosen by a court of competent jurisdiction). The arbitrator shall select the investment banking firm (within ten (10) days of his appointment) from a list, jointly prepared by the Board of Directors and NYMEX, of not more than six investment banking firms of national reputation in the United States, of which no more than three may be named by the Board of Directors and no more than three may be named by NYMEX. The arbitrator may consider, within the ten day period allotted, arguments from the parties regarding which investment banking firm to choose, but the selection by the arbitrator shall be made in its sole discretion from the list of six. The Board of Directors and NYMEX shall submit their respective valuations and other relevant data to the investment banking firm, and the investment banking firm shall, within thirty days of its appointment, make its own determination of the Valuation Amount. The determination of the final Valuation Amount by such investment banking firm shall be final and binding upon the parties. The Company and NYMEX shall each bear 50% of the fees and expenses of the investment banking firm and arbitrator (if any) used to determine the Valuation Amount. If required by any such investment banking firm or arbitrator, the Company shall execute a retainer and engagement letter containing reasonable terms and conditions, including, without limitation, customary provisions concerning the rights of indemnification and contribution by the Company in favor of such investment banking firm or arbitrator and its officers, directors, partners, employees, agents and Affiliates.

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         "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

         "Common Stock" means the Common Stock of the Company, par value $0.0001 per share.

         "Company" has the meaning assigned to it in the preamble, and any successor corporation.

         "Designated Office" has the meaning assigned to it in Section 8 hereof.

         "Excluded Stock" has the meaning assigned to it in Section 4.11 hereof.

         "Exercise Date" has the meaning assigned to it in Section 2.1(a) hereof.

         "Exercise Notice" has the meaning assigned to it in Section 2.1(a) hereof.

         "Exercise Price" means, in respect of a share of Warrant Stock, the initial Exercise Price set forth in the preamble of this Warrant as adjusted from time to time pursuant to Section 4 hereof.

         "Expiration Date" means October 10, 2008.

         "Fair Market Value" means, as to any security, the Twenty Day Average of the average closing prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, including such prices listed on The Nasdaq Stock Market, including The Nasdaq Global Select Market, The Nasdaq Global Market and The Nasdaq Capital Market, as of 4:00 P.M., New York City time, on such day, or, if on any day such security is not listed on The Nasdaq Stock Market, the average of the highest bid and lowest asked prices on such day in the domestic over the counter market as reported by the National Quotation Bureau, Incorporated, or any similar or successor organization (and in each such case excluding any trades that are not bona fide, arm's length transactions). If at any time such security is not listed on any domestic securities exchange or quoted on the domestic over the counter market, the "Fair Market Value" of such security shall be the fair market value thereof as determined in accordance with the Appraisal Procedure, using any appropriate valuation method, assuming an arms length sale to an independent party. "Fair Market Value" means, with respect to property other than securities, the "fair market value" determined in accordance with the Appraisal Procedure.

         "Founders" means Mark Nordlicht, Edward O'Connor (through Ridgecrest Capital, Inc., a New York corporation), and Kevin Cassidy (through Pierpont Capital, Inc., a New York corporation).

         "GAAP" means United States generally accepted accounting principles consistently applied.

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

         "Governmental Entity" means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

         "Holder" means (a) with respect to this Warrant, NYMEX or such other Person in whose name the Warrant is registered on the books of the Company maintained for such purpose and (b) with respect to any shares of Warrant Stock, the Person in whose name such Warrant Stock is registered on the books of the Company maintained for such purpose.

         "Investor Rights Agreement" means the Investor Rights Agreement, dated as of April 10, 2007, by and among the Company, NYMEX and the Founders.

         "Lien" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction).

         "NYMEX" has the meaning assigned to it in the preamble.

         "Outstanding" means, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any Subsidiary, and shall include all shares issuable in respect of outstanding certificates representing fractional interests in shares of Common Stock.

         "Original Issue Date" means April 10, 2007, the date on which the Original Warrant was issued by the Company pursuant to the Stock and Warrant Purchase Agreement.

         "Original Warrant" means the Warrant originally issued by the Company on April 10, 2007, pursuant to the Stock and Warrant Purchase Agreement.

         "Per Share Purchase Price" has the meaning assigned to it in Section
4.1 hereof.

         "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, Governmental Entity or any other entity and shall include any successor (by merger or otherwise) of such entity.

         "Purchased Shares" means the aggregate of 10,758,886 shares of the Company's Outstanding Common Stock purchased by NYMEX from the Founders on the date hereof pursuant to the Stock and Warrant Purchase Agreement.

         "Record Date" has the meaning set forth in Section 4.3(b).

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

         "SEC" means the Securities and Exchange Commission, or any successor agency thereto.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, as shall be in effect from time to time.

         "Stock and Warrant Purchase Agreement" means the Stock and Warrant Purchase Agreement, dated as of April 10, 2007, by and among the Company, NYMEX and the Founders (as such term is defined in the Stock and Warrant Purchase Agreement).

         "Subsidiary" means any corporation, association, trust, limited liability company, partnership, joint venture or other business association or entity at least fifty percent (50%) of the outstanding voting securities of which are at the time owned or controlled, directly or indirectly, by the Company.

         "Transfer" means any disposition of any Warrant Stock or of any interest therein, which would constitute a "sale" thereof or a transfer of a beneficial interest therein within the meaning of the Securities Act.

         "Twenty Day Average" means, with respect to any prices and in connection with the calculation of Fair Market Value, the average of such prices over the twenty Business Days ending on the Business Day immediately prior to the day as of which "Fair Market Value" is being determined.

         "Warrant Price" means an amount equal to (i) the number of shares of Warrant Stock being purchased upon exercise of this Warrant pursuant to Section
2.1 hereof, multiplied by (ii) the Exercise Price.

         "Warrants" means the Original Warrant and all Warrants issued in substitution for the Original Warrant. All Warrants shall at all times be identical as to terms and conditions, except as to the their date of issuance and the number of shares of Common Stock for which the Warrant may be exercisable.

         "Warrant Stock" means the shares of Common Stock issued, issuable or both (as the context may require) upon the exercise of Warrants.

2.       EXERCISE OF WARRANT

         2.1 Manner of Exercise.

                  (a) From and after the Original Issue Date and at any time before 5:00 P.M., New York time, on the Expiration Date, NYMEX may from time to time exercise this Warrant, on any Business Day, for all or any part of the number of shares of Warrant Stock (subject to adjustment as provided herein) purchasable hereunder. In order to exercise this Warrant, in whole or in part, NYMEX shall (i) deliver to the Company at its Designated Office a written notice of NYMEX's election to exercise this Warrant (an "Exercise Notice") substantially in the form attached to this Warrant as Annex A, which Exercise Notice shall be irrevocable and specify the number of shares of Warrant Stock to be purchased, together with this Warrant and (ii) pay to the Company the Warrant Price in full. The date on which such delivery and payment shall have taken place being hereinafter sometimes referred to as the "Exercise Date". Any Warrants not exercised by 5:00 PM, New York time, on the Expiration Date shall expire.

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

                  (b) Upon receipt by the Company of such Exercise Notice, surrender of this Warrant and payment of the Warrant Price (in accordance with Section 2.1(c) hereof), the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the shares of Warrant Stock issuable upon such exercise registered in the name of the exercising Holder, together with cash in lieu of any fraction of a share, as hereafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Exercise Notice and shall be registered in the name of the Holder or, subject to compliance with Section 3.3, below, such other name as shall be designated in the Exercise Notice. This Warrant shall be deemed to have been exercised and such certificate or certificates of Warrant Stock shall be deemed to have been issued, and NYMEX or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares of Warrant Stock for all purposes, as of the Exercise Date.

                  (c) Payment of the Warrant Price shall be made at the option of the exercising Holder in cash or by delivery of a certified or official bank check or bank cashier's check payable to the order of the Company, or by wire transfer of immediately available funds, in the amount of such Warrant Price. Payment shall be made to the Company at its Designated Office prior to the close of business on the Exercise Date.

                  2.2 Payment of Taxes. All shares of Warrant Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable, issued without violation of any preemptive or similar rights of any stockholder of the Company and free and clear of all Liens. The Company shall pay all expenses (including stamp taxes) in connection with the issue or delivery of the shares of Warrant Stock, unless such tax or charge is imposed by law upon the Holder. In addition, the Company shall not be required to pay any tax or governmental charge which may be issuable upon exercise of this Warrant payable in respect of any Transfer involved in the issue and delivery of shares of Warrant Stock in a name other than that of the exercising Holder, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

                  2.3 Fractional Shares. The Company shall not be required to issue a fractional share of Warrant Stock upon exercise of any Warrant. In lieu of any fraction of a share to which any Holder would otherwise be entitled, the Company shall make a cash payment equal to the Fair Market Value of one share of Common Stock on the Exercise Date multiplied by such fraction.

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

3.       TRANSFER, DIVISION AND COMBINATION

                  3.1      Compliance with Securities Act.

                  (a) The Holder, by acceptance hereof, agrees to comply in all respects with the provisions of this Section 3.1 and further agrees that the Holder is acquiring this Warrant and the shares of Warrant Stock issuable upon exercise hereof for its own account for investment and not with a view to or for distributing or reselling such Warrant or shares of Warrant Stock or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing this Warrant or the shares of Warrant Stock issuable upon exercise hereof, has no present arrangement or understanding with any persons regarding the distribution of this Warrant or the shares of Warrant Stock issuable upon exercise hereof (it being understood that this representation and warranty does not limit the Holder's right to sell the shares of Warrant Stock issuable upon exercise hereof pursuant to an effective registration statement or otherwise in compliance with applicable federal and state law) in violation of the Securities Act or any applicable state securities law and that such Holder will not offer, sell or otherwise dispose of this Warrant or any Warrant Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act and in accordance with this Section 3.

                  (b) All shares of Warrant Stock issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE ACT OR (II) THE TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT AND, IF THE CORPORATION REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.

         A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE CORPORATION OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS WILL BE FURNISHED BY THE CORPORATION, WITHOUT CHARGE, TO EACH STOCKHOLDER WHO SO REQUESTS, UPON REQUEST TO THE SECRETARY OF THE CORPORATION.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN INVESTOR RIGHTS AGREEMENT DATED APRIL 10, 2007. A COPY OF SUCH INVESTOR RIGHTS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE CORPORATION TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

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

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A REGISTRATION RIGHTS AGREEMENT DATED APRIL 10, 2007. A COPY OF SUCH REGISTRATION RIGHTS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE CORPORATION TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

                  (c) The Holder understands that this Warrant and the shares of Warrant Stock issuable on exercise hereof are "restricted securities" and have not been, and will not be upon issuance, as the case may be, registered under the Securities Act or any applicable state securities law.

                  (d) The Holder, whether on his or her own or by reason of the business and financial experience of its management, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in this Warrant and the shares of Warrant Stock issuable upon exercise hereof, and has so evaluated the merits and risks of such investment. The Holder is able to bear the economic risk of an investment in this Warrant and the shares of Common Stock issuable upon exercise hereof and, at the present time, is able to afford a complete loss of such investment.

                  (e) The Holder is an "accredited investor" as that term is defined in Regulation D promulgated under the Securities Act.

                  3.2 Transfer of this Warrant. This Warrant is non-transferable other than to a wholly-owned subsidiary of NYMEX or other Affiliate of NYMEX (which is not a natural person) and any attempted transfer or assignment other than as set forth in this Section 3.2 shall be void. Upon compliance with the provisions of this Section 3.2, each transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the Designated Office and compliance with the terms hereof, together with a written assignment of this Warrant in the form of Annex B hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes described in Section 2.2 in connection with the making of such transfer. Upon such compliance, surrender and delivery and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned and this Warrant shall promptly be cancelled.

                  3.3 Warrant Stock Certificates. Each new certificate evidencing Warrant Stock shall bear the appropriate restrictive legend set forth in Section 3.1 hereof, except that (a) any such certificate representing Warrant Stock issued to a Holder other than NYMEX or one of its permitted assigns shall not bear the third legend relating to the Investor Rights Agreement and (b) such certificate shall not bear such restrictive legend if the Warrant Stock is part of a registered offering pursuant to an effective registration statement filed with the SEC, or if, in the opinion of counsel for the Company, such legend is not required in order to establish or assist in compliance with any provisions of the Securities Act or any applicable state securities laws.

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

                  3.4 Mutilation or Loss. Upon receipt by the Company from the Holder of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and an indemnity reasonably satisfactory to it (it being understood that the written indemnification agreement or if an affidavit of loss of the Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder; provided, however, that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation. Upon the issuance of any new Warrant under this Section 3.4, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

                  3.5 Expenses. Except as provided in Section 3.4, the Company shall prepare, issue and deliver at its own expense any new Warrant required to be issued hereunder.

                  3.6 Maintenance of Books. The Company agrees to maintain, at the Designated Office (as defined in Section 8 hereof), books for the registration and transfer of the Warrants.

4.       ANTIDILUTION PROVISIONS

         The Exercise Price shall be subject to adjustment from time to time as set forth in this Section 4.

                  4.1 Upon Issuance of Common Stock. If the Company shall, at any time or from time to time after the Original Issue Date and on or before the Expiration Date, issue any shares of capital stock, options to purchase or rights to subscribe for capital stock, securities by their terms convertible into or exchangeable for capital stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities without consideration or for consideration per share less than the higher of (x) $2.69 (the "Per Share Purchase Price") and (y) the Fair Market Value per share of the Common Stock at the time of such issuance, then the Exercise Price shall forthwith be lowered to a price equal to the price obtained by multiplying:

                           (i) the Exercise Price in effect immediately prior to the issuance of such Common Stock, options, rights or securities by

                           (ii) a fraction of which (x) the numerator shall be the sum of (A) the number of shares of Common Stock Outstanding on a fully diluted basis immediately prior to such issuance and (B) the number of additional shares of Common Stock which the aggregate consideration for the number of shares of Common Stock so offered would purchase at the greater of the Per Share Purchase Price or the Fair Market Value per share of Common Stock immediately prior to such issuance and (y) the denominator shall be the number of shares of Common Stock Outstanding on a fully diluted basis immediately after such issuance.

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The provisions of this Section 4.1 shall not apply to any issuance of Excluded
Stock and no adjustment shall be required pursuant to this Section 4.1 with respect thereto.

                  4.2 Provisions Applicable to Adjustments. For the purposes of any adjustment of the Exercise Price pursuant to Section 4.1, the following provisions shall be applicable:

                           (i) In the case of the issuance of capital stock for cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor before deducting therefrom any discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance and sale thereof.

                           (ii) In the case of the issuance of capital stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Fair Market Value thereof.

                           (iii) In the case of the issuance of options to purchase or rights to subscribe for capital stock, securities by their terms convertible into or exchangeable for capital stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities (except for options to acquire Excluded Stock (as defined in Section 4.11 hereof)):

          (A) the aggregate maximum number of shares of capital stock deliverable upon exercise of any such options to purchase or rights to subscribe for capital stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subparagraphs (i) and (ii) of this Section 4.2), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the capital stock covered thereby;

          (B) the aggregate maximum number of shares of capital stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in paragraphs (i) and (ii) of this Section 4.2);

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

          (C) on any change in the number of shares or exercise price of capital stock deliverable upon exercise of any such options or rights or conversions of or exchanges for such securities, other than a change resulting from the anti dilution provisions thereof, the Exercise Price shall forthwith be readjusted to such Exercise Price as would have been obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change;

          (D) upon the expiration of any options to purchase or rights to subscribe for capital stock which shall not have been exercised, the Exercise Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if the only additional shares of capital stock issued were the shares of capital stock, if any, actually issued upon the exercise of such options to purchase or rights to subscribe for capital stock, and the consideration received therefor was the consideration actually received by the Company for the issue of the options to purchase or rights to subscribe for capital stock that were exercised, plus the consideration actually received by the Company upon such exercise; and

          (E)  no further adjustment of the
               Exercise Price adjusted upon the
               issuance of any such options,
               rights, convertible securities or
               exchangeable securities shall be
               made as a result of the actual
               issuance of capital stock on the
               exercise of any such rights or
               options or any conversion or
               exchange of any such securities.

                  4.3      Upon Stock Dividends, Subdivisions or Splits.

                  (a) If, at any time after the Original Issue Date and on or before the Expiration Date, the number of shares of Common Stock Outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, or to be affected by such subdivision or split up, the Exercise Price shall be appropriately decreased by multiplying the Exercise Price by a fraction, the numerator of which is the number of shares of Common Stock Outstanding immediately prior to such increase and the denominator of which is the number of shares of Common Stock Outstanding immediately after such increase in Outstanding shares.

                  (b) If, at any time after the Original Issue Date, the Company shall declare or pay a dividend or make a distribution to all or substantially all holders of Outstanding Common Stock, in either case, of evidences of indebtedness, cash or other property or securities (excluding dividends referred to in Section 4.3(a) above) or shall issue to all or substantially all holders of Outstanding Common Stock rights or warrants to subscribe for or purchase any of its securities (other than options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities in respect of which the Holder becomes entitled to purchase Common Stock or securities by their terms convertible into or exchangeable for Common Stock referred to in Section 4.1 above), then in each such case the Exercise Price shall be forthwith lowered so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the close of business on the date (the "Record Date") fixed for the determination of holders of Common Stock entitled to receive such dividend or distribution by a fraction, (i) the numerator of which shall be the Fair Market Value of the Common Stock as of the Business Day next preceding the Record Date less the Fair Market Value, as of the Record Date, of the portion of the evidences of indebtedness, cash or other property or securities so distributed, or of such rights or warrants, in each case, applicable to one share of Common Stock, and (ii) the denominator of which shall be the Fair Market Value of the Common Stock as of the Business Day next preceding the Record Date, with such adjustment to become effective immediately prior to the opening of business on the day following the Record Date. Notwithstanding the foregoing, in the event that, with respect to any dividend or distribution to which this Section 4.3(b) would otherwise apply, the numerator in the fraction referred to in the first sentence of this Section 4.3(b) is zero (or is a negative number), then the adjustment provided by this Section 4.3(b) shall not be made and in lieu of such adjustment, the Company shall deliver to the Holder on the date fixed for payment to stockholders of the Company of such divided or distribution, the evidences of indebtedness, assets, other property or securities, rights or warrants so distributed in respect of the number of shares of Warrant Stock (determined as of the close of business on the Record Date) issuable upon exercise hereof.

                  4.4 Upon Combinations or Reverse Stock Splits. If, at any time after the Original Issue Date, the number of shares of Common Stock Outstanding is decreased by a combination or reverse stock split of the Outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, following the record date to determine shares affected by such combination or reverse stock split, the Exercise Price shall be appropriately increased by multiplying the Exercise Price by a fraction, the numerator of which is the number of shares of Common Stock Outstanding immediately prior to such decrease and the denominator of which is the number of shares of Common Stock Outstanding immediately after such decrease in Outstanding shares.

                  4.5 Upon Reclassifications, Reorganizations, Consolidations or Mergers. In the event of any capital reorganization of the Company, any reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split up or combination of shares), or any consolidation or merger of the Company with or into another Person (where the Company is not the surviving Person or where there is a change in or distribution with respect to the Common Stock), each Warrant shall after such reorganization, reclassification, consolidation, or merger be exercisable for the kind and number of shares of stock or other securities or property of the Company or of the successor Person resulting from such consolidation or surviving such merger, if any, to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon exercise of such Warrant would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations, or mergers. The Company shall not effect any such reorganization, reclassification, consolidation or merger unless, prior to the consummation thereof, the successor Person (if other than the Company) resulting from such reorganization, reclassification, consolidation or merger, shall assume, by written instrument, the obligation to deliver to the Holders such shares of stock, securities or assets, which, in accordance with the foregoing provisions, such Holders shall be entitled to receive upon such conversion.

                  4.6 Deferral in Certain Circumstances. In any case in which the provisions of this Section 4 shall require that an adjustment shall become effective immediately after a record date of an event, the Company may defer until the occurrence of such event (a) issuing to the Holder with respect to any Warrants exercised after such record date and before the occurrence of such event the shares of capital stock issuable upon such exercise by reason of the adjustment required by such event and issuing to such Holder only the shares of capital stock issuable upon such exercise before giving effect to such adjustments, and (b) paying to such Holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section 2.3 above; provided, however, that the Company shall deliver to such Holder an appropriate instrument or due bills evidencing such Holder's right to receive such additional shares or such cash.

                  4.7 Appraisal Procedure. In any case in which the provisions of this Section 4 shall necessitate that the Appraisal Procedure be utilized for purposes of determining an adjustment to the Exercise Price, the Company may defer until the completion of the Appraisal Procedure and the determination of the adjustment (1) issuing to the Holder of any Warrant exercised after the date of the event that requires the adjustment and before completion of the Appraisal Procedure and the determination of the adjustment, the shares of capital stock issuable upon such exercise by reason of the adjustment required by such event and issuing to such Holder only the shares of capital stock issuable upon such exercise before giving effect to such adjustment and (2) paying to such Holder any amount in cash in lieu of a fractional share of capital stock pursuant to
Section 2.3 above; provided, however, that the Company shall deliver to such Holder an appropriate instrument or due bills evidencing such Holder's right to receive such additional shares or such cash.

                  4.8 Adjustment of Number of Shares Purchasable. Upon any adjustment of the Exercise Price as provided in Sections 4.1, 4.3, 4.4 and 4.5 Holders of the Warrants shall thereafter be entitled to purchase upon the exercise thereof, at the Exercise Price resulting from such adjustment, the number of shares of Warrant Stock (calculated to the nearest 1/100th of a share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Warrant Stock issuable on the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

                  4.9 Notice of Adjustment of Exercise Price. Whenever the Exercise Price is adjusted as herein provided:

                           (i) the Company shall compute the adjusted Exercise Price in accordance with this Section 4 and shall prepare a certificate signed by the treasurer or chief financial officer of the Company setting forth the adjusted Exercise Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at the Designated Office; and

                           (ii) a notice stating that the Exercise Price has been adjusted and setting forth the adjusted Exercise Price shall forthwith be prepared by the Company, and as soon as practicable after it is prepared, such notice shall be mailed by the Company at its expense to all Holders at its last address as it shall appear in the warrant register.

                  4.10 Form of Warrant. Irrespective of and without limiting any adjustment in the Exercise Price or the number of shares purchasable upon the exercise of the Warrant, Warrants thereafter issued may continue to express the same price and number and kind of shares as are stated in the original Warrant.

                  4.11 Exceptions. This Section 4 shall not apply to any shares of Common Stock (A) issued upon exercise of options granted under the Company's 2004 stock option plan, (B) issued upon exercise of any other options, warrants or other rights outstanding on the date hereof, (C) issued to officers and employees pursuant to employment agreements in existence on the date hereof, (D) issued as consideration when any corporation or business is acquired, merged into, or becomes part of the Company or a subsidiary of the Company, (E) issued upon exercise of any options, warrants or other rights assumed by the Company in connection with a merger or other acquisition, provided, that such options, warrants or other rights assumed by the Company shall not have been issued in connection with or in contemplation of such merger or acquisition, (F) issued in good faith in connection with any other acquisition of assets in an arms-length transaction between the Company and an unaffiliated third party, (G) issued to, or pursuant to rights granted to, unaffiliated market makers who enter into warrant agreements with the Company and the issuance of such shares, or the exercise of such rights, is (x) subject to the achievement by the market maker of specified volume milestones in cleared products, and (y) at an issuance, or exercise, price that is not less than the fair market value of the Common Stock on the date of grant, or (H) issued to, or pursuant to rights granted to, unaffiliated landlords, equipment lessors, lenders, other financial institutions, or other vendors to, or strategic partners of, the Company (collectively, the "Excluded Stock"); provided, that any shares issuable pursuant to sections (D), (F) and (H) above in excess of 300,000 shares in the aggregate, and any shares issuable pursuant to section (G) above in excess of 1,200,000 shares in the aggregate shall not constitute Excluded Stock.

5.       NO IMPAIRMENT; REGULATORY COMPLIANCE AND COOPERATION

         The Company shall not by any action, including, without limitation, amending its charter documents or through any reorganization, reclassification, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other similar voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Warrant Stock upon the exercise of this Warrant, free and clear of all Liens, and shall use its commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

6.       RESERVATION AND AUTHORIZATION OF COMMON STOCK

                  6.1 The Company shall at all times reserve and keep available for issuance upon the exercise of the Warrant such number of its authorized but unissued shares of Common Stock as will be required for issuance of the Warrant Stock. All shares of Warrant Stock issuable pursuant to the terms of this Warrant, when issued upon exercise of this Warrant with payment therefor in accordance with the terms hereof, shall be duly and validly issued and fully paid and nonassessable, not subject to preemptive rights and shall be free and clear of all Liens. Before taking any action that would result in an adjustment in the number of shares of Warrant Stock for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction over such action. If any shares of Warrant Stock required to be reserved for issuance upon exercise of the Warrant require registration or qualification with any Governmental Entity under any federal or state law (other than under the Securities Act or any state securities law) before such shares may be so issued, the Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.

                  6.2 Before taking any action that would cause an adjustment reducing the Exercise Price below the then par value (if any) of the shares of Warrant Stock deliverable upon exercise of the Warrant or that would cause the number of shares of Warrant Stock issuable upon exercise of the Warrant to exceed (when taken together with all other Outstanding shares of Common Stock) the number of shares of Common Stock that the Company is authorized to issue, the Company will take any corporate action that, in the opinion of its counsel, is necessary in order that the Company may validly and legally issue the full number of fully paid and nonassessable shares of Warrant Stock issuable upon exercise of the Warrant at such adjusted exercise price.

7. NOTICE OF CORPORATE ACTIONS; TAKING OF RECORD; TRANSFER BOOKS; WARRANTHOLDER NOT DEEMED A STOCKHOLDER

                  7.1      Notices of Corporate Actions.

         In case at any time after the original Issue Date and on or before the Expiration Date there shall be:

                  (a) any grant by the Company to the holders of its Common Stock, rights or warrants to subscribe for or purchase any shares of capital stock of any class; or

                  (b) any reclassification of the Common Stock (other than a subdivision or combination of the outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company (except (i) a merger or other reorganization in which the Company shall be the surviving corporation and holders of Common Stock receive no consideration in respect of their shares and (ii) a merger of the Company into a wholly owned subsidiary of the Company, the principal purpose of which, in the good faith determination of the Board of Directors, is to change the state of incorporation of the Company); or

                  (c) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

                  (d) the Company or any Subsidiary shall commence a tender offer for all or a portion of the Outstanding shares of Common Stock (or shall amend any such tender offer to change the maximum number of shares being sought or the amount or type of consideration being offered therefore);

then the Company shall cause to be filed at the Designated Office, and shall cause to be mailed to NYMEX at its last address as it shall appear in the warrant register, (i) at least twenty (20) days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record who will be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up, or (ii) on the date on which such tender offer commenced, a notice stating the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of the amendment thereto. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the number and kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon exercise of the Warrant. Neither the failure to give any such notice nor any defect therein shall affect the legality or validity of any action described in clauses (a) through (d) of this Section 7.1.

                  7.2 Taking of Record. In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision hereof refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day.

                  7.3 Closing of Transfer Books. The Company shall not at any time close its stock transfer books so as to result in preventing or delaying the exercise of the Warrant.

                  7.4 Warrant Holder Not Deemed a Stockholder. The Company may deem and treat the registered Holder of the Warrant as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise thereof and for all other purposes, and neither the Company nor any agent thereof shall be affected by any notice to the contrary. Accordingly, the Company shall not be bound to recognize any equitable or other claim to, or interest in, the Warrant on the part of any Person other than such registered Holder, whether or not it shall have express or other notice thereof. Prior to the valid exercise of the Warrant, no Holder of the Warrant, as such, shall be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to consent to an action of the stockholders, to receive dividends or other distributions, to exercise any preemptive right, or to receive any notice of meetings of stockholders and, except as otherwise provided in the Agreement, shall not be entitled to receive any notice of any proceedings of the Company.

8.       OFFICE OF THE COMPANY

         As long as the Warrant remains outstanding, the Company shall maintain an office or agency, which may be the principal executive offices of the Company (the "Designated Office"), where the Warrant may be presented for exercise, registration of transfer, division or combination as provided in this Warrant. Such Designated Office shall initially be the office of the Company at 465 Columbus Avenue, Valhalla, New York 10595. The Company may from time to time change the Designated Office to another office of the Company or its agent within the United States by notice given to all registered Holders at least ten
(10) Business Days prior to the effective date of such change.

9.       MISCELLANEOUS

                  9.1 No Implied Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  9.2 Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail or transmitted by facsimile transmission (with immediate telephonic confirmation thereafter),

                  (a) If to NYMEX:

                           NYMEX Holdings, Inc.
                           One North End Avenue
                           World Financial Center
                           New York, NY 10282
                           Attention:       Christopher K. Bowen, Esq.
                                            Richard D. Kerschner, Esq.
                           Facsimile No.: (212) 299-2299

         with a copy to (which shall not constitute notice):

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, NY 10036-6522
                           Attention:       Eric J. Friedman, Esq.
                             Michael J. Zeidel, Esq.
                           Facsimile No.: (212) 735-2000


                               or

                  (b) If to the Company:

                           Optionable, Inc.
                           465 Columbus Avenue
                           Valhalla, NY 10595
                           Attention: Kevin Cassidy
                           Facsimile No.: (914) 773-1500

         with a copy to (which shall not constitute notice):

                           Kelley Drye & Warren LLP
                           13th Floor, 400 Atlantic Street
                           Stamford, CT 06901
                           Attention: Brian J. Calvey, Esq.
                           Facsimile No.: (203) 327-2669

or at such other address as the parties each may specify by written notice to the others, and each such notice, request, consent and other communication shall for all purposes of the Warrant be treated as being effective or having been given when delivered if delivered personally, upon receipt of facsimile confirmation if transmitted by facsimile, or, if sent by mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

                  9.3 Limitation of Liability. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Warrant Stock, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder to pay the Exercise Price for any Warrant Stock other than pursuant to an exercise of this Warrant or any liability as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                  9.4 Remedies. Each Holder of Warrants and/or Warrant Stock, in addition to being entitled to exercise its rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights provided under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees, in an action for specific performance, to waive the defense that a remedy at law would be adequate.

                  9.5 Successors and Assigns. This Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the permitted successors and assigns of the Holder hereof.

                  9.6 Amendment. This Warrant and all other Warrants may be modified or amended or the provisions hereof waived only with the written consent of the Company and the Holder or, in the case of any transfer of this Warrant to multiple Persons, the written consent of the Company and two-thirds of the Holders. Notwithstanding the foregoing, without a Holder's written consent no such modification, amendment or waiver shall affect adversely such Holder's rights hereunder in a discriminatory manner inconsistent with its adverse effects on rights of other Holders hereunder (other than as reflected by the different number of shares of Warrant Stock held by such Holders). This Warrant cannot be changed, modified, discharged or terminated by oral agreement.

                  9.7 Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

                  9.8 Headings. The headings and other captions in this Warrant are for the convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Warrant.

                  9.9 Governing Law; Jurisdiction; Waiver of Jury Trial. The Internal Laws, and not the laws of conflicts (other than Section 5 1401 of the general obligations law of the state of New York), of New York shall govern the enforceability and validity of this warrant, the construction of its terms and the interpretation of the rights and duties of the Company. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Warrant or any other Warrant or the transactions contemplated hereby may be brought in any federal or state court located in the County and State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.2 shall be deemed effective service of process on such party.

                  9.10 Aggregation of Stock. All Warrant Stock held by or acquired by Affiliated Persons will be aggregated together for the purpose of determining the availability of any rights under this Warrant.

                  9.11 Entire Agreement. This Warrant contains the entire agreement with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, with respect to the subject matter hereof.

                  9.12 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY

                            [Execution Page Follows]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the Original Issue Date.



                                            Optionable, Inc.
                                            By:   /s/ Kevin P. Cassidy
                                                  ------------------------
                                                  Name:  Kevin P. Cassidy
                                                  Title:  CEO

                                     ANNEX A

                                SUBSCRIPTION FORM

                 [To be executed only upon exercise of Warrant]

         The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of ______ shares of Common Stock of Optionable, Inc. and herewith makes payment therefor in __________, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _________________ whose address is
______________________________________________________________________________



                                       _______________________________
                                       (Name of Registered Owner)
                                       _______________________________
                                       (Signature of Registered Owner)
                                       _______________________________
                                       (Street Address)
                                       _______________________________
                                       (City) (State) (Zip Code)

NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.



                                     ANNEX B

                                 ASSIGNMENT FORM

         FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:


                                                             No. of Shares of
Name and Address of Assignee                                 Common Stock
--------------------------------------------------------------------------------
and does hereby irrevocably constitute and appoint ________ _____________ attorney in fact to register such transfer onto the books of Optionable Inc. maintained for the purpose, with full power of substitution in the premises.


Dated:                                                       Print Name:

Signature:
                                                             Witness:

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.